UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2009

Dendreon Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 First Avenue Seattle, Washington	98121
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

None
(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 14, 2009 Dendreon Corporation (“Dendreon”) issued a press release announcing that the pivotal Phase 3 IMPACT study of Provenge® (sipuleucel-T) in men with advanced prostate cancer met its primary endpoint of improving overall survival compared to a placebo control.  The magnitude of the survival difference observed in the intent to treat population resulted in the study successfully achieving the pre-specified level of statistical significance defined by the study’s design.  The safety profile of Provenge appeared to be consistent with prior trials.

Provenge is Dendreon’s investigational product candidate for men with advanced prostate cancer and may represent the first in a new class of active cellular immunotherapies specifically designed to engage the patient's own immune system against cancer.

Detailed results from the IMPACT study will be presented during a plenary session at the American Urological Association’s Annual Meeting in Chicago on Tues., April 28 at 2:20 pm CT. The full text of Dendreon’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Dendreon Corporation press release, dated April 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development, General Counsel and Secretary

Date: April 14, 2009

Exhibit No.	Description

99.1	Dendreon Corporation press release, dated April 14, 2009.